SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No._)

Filed by the Registrant /X/

Filed by a Party Other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Material
/ / Soliciting Material Pursuant to Section 240.14a-12

                      HEMACARE CORPORATION
-------------------------------------------------------------------
      (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
      and 0-11.
1)    Title of each class of securities to which transaction applies:
      ---------------------------------------------------------------
2)    Aggregate number of securities to which transactions applies:
      ---------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      ---------------------------------------------------------------
4)    Proposed maximum aggregate value of transaction:
      ------------------------------------------------------------
5)    Total fee paid:
      ------------------------------------------------------------
/ /   Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:
------------------------------------------------------------
2)	Form, Schedule or Registration Statement No.:
------------------------------------------------------------
3)	Filing Party:
------------------------------------------------------------
4)	Date Filed:
------------------------------------------------------------

                      [LOGO]

 	       HEMACARE CORPORATION
	____________________________________

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
             To Be Held August 13, 2003
                    9:30 a.m.
                 _________________

Notice is hereby given that the 2003 annual meeting of the shareholders (the "Meeting") of HemaCare Corporation (the "Company") will be held at the Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California 91367, on Wednesday, August 13, 2002 at 9:30 a.m. (PDT), for the following purposes:

1. Election of Directors. To elect six persons to the Board of Directors of the Company to serve until the annual meeting of shareholders to be held in 2004. The following persons are the Board of Directors' nominees:
    Julian L. Steffenhagen, Wm. Andrew L. Heaton, MD, Judi Irving, Robert L. Johnson, Terry Van Der Tuuk and Stephen
    P. Wallace.

2. Other Business. To transact such other business as properly may come before the Meeting or any adjournments or postponements thereof.

Only holders of record of Common Stock of the Company at the close of business on June 16, 2003 (the "Shareholders") will be entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment or postponement thereof.

The Proxy Statement, which accompanies this Notice, contains additional information regarding the proposals to be considered at the Meeting, and Shareholders are encouraged to read it in its entirety.

As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to Shareholders on or about June 18, 2003.

To ensure that your shares may be represented at the Meeting and to assure the presence of a quorum, please complete, date and sign the enclosed Proxy and return it promptly in the self-addressed, stamped envelope enclosed for that purpose, whether or not you expect to attend the Meeting in person.

                      By Order of the Board of Directors


                      /s/ JoAnn R. Mannise
                      -----------------------------
		      JoAnn R. Mannise, Secretary


Woodland Hills, California
June 16, 2003


       IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW
YOUR PROXY AND VOTE IN PERSON.   THE PROXY MAY BE REVOKED AT
            ANY TIME PRIOR TO ITS EXERCISE.

                  HEMACARE CORPORATION
                   21101 Oxnard Street
             Woodland Hills, California  91367
                     818-226-1968

                     PROXY STATEMENT
                __________________________

                  GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HemaCare Corporation (the "Company"), for use at the annual meeting of the shareholders of the Company (the "Meeting") to be held at the Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, CA 91367, on Wednesday, August 13, 2003 at 9:30 a.m.(PDT) and at any and all adjournments or postponements thereof for the purposes set forth herein and in the attached Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is a proxy card (the "Proxy"), which you may use to indicate your vote on the proposals described in this Proxy Statement. Only holders of record of the Company's Common Stock (the "Shareholders") as of the close of business on June 16, 2003 (the "Record Date") are entitled to notice of and to vote, in person or by proxy, on all matters presented to the Meeting and any adjournments or postponements thereof. You may revoke the Proxy at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed Proxy bearing a later date or an instrument revoking the Proxy. Shareholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for withdrawing their Proxies.

It is anticipated that this Proxy Statement and accompanying
Proxy will first be mailed to shareholders on or about June
18, 2003.

Matters to be Considered
-------------------------

The matters to be considered and voted upon at the Meeting will be:

1. Election of Directors. To elect six persons to the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The following persons are the Board of Directors' nominees:

		Julian L. Steffenhagen
		Wm. Andrew L. Heaton, MD
		Judi Irving
		Robert L. Johnson
		Terry Van Der Tuuk
		Stephen P. Wallace

2. Other Business. To transact such other business as properly may come before the Meeting or any adjournments or postponements thereof.


Voting Rights and Broker Non-Votes
----------------------------------

On June 16, 2003, there were 7,751,060 shares of Common Stock outstanding, which constitute all of the outstanding voting securities of the Company. Each Shareholder is entitled to one vote, in person or by proxy, for each share standing in his or her name on the books of the Company as of the Record Date, except that in the election of directors, each Shareholder has the right to cumulate votes. Shareholders may cumulate votes only if the candidates' names have been properly placed in nomination prior to commencement of voting and a Shareholder has given notice prior to commencement of voting of his or her intention to cumulate votes, in which case all shareholders may cumulate their votes. Cumulative voting entitles every Shareholder to a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such Shareholder. The Shareholder may cast all of such votes for one candidate or may distribute such votes among as many candidates as the Shareholder thinks fit. The Company is soliciting authority to cumulate votes in the election of directors, and the enclosed Proxy grants discretionary authority for such purpose. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

Of the shares of Common Stock outstanding on the Record Date, 160,000 shares of Common Stock (approximately 2.1% of the issued and outstanding shares of Common Stock) were owned by directors and executive officers of the Company. These persons have informed the Company that they will vote "FOR" the election of the nominees to the Board of Directors identified herein.

If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in his/her discretion, vote such Common Stock "FOR" the election of the Board of Directors' nominees, but not for certain other matters presented to the Shareholders. When a broker or nominee votes a client's shares on some but not all proposals, the missing votes are referred to as "broker non-votes."

Under California law and the Company's Bylaws, a quorum consists of the presence in person or by proxy of a majority of the shares entitled to vote at the Meeting. A matter (other than the election of directors) voted on by Shareholders will be approved if it receives the affirmative vote of a majority of the shares both present and voting, provided the affirmatively voted shares also constitute a majority of the required quorum, unless the vote of a greater number of shares is required. Abstentions and broker non-votes will be included in the number of shares present at the meeting and entitled to vote for the purpose of determining the presence of a quorum. Accordingly, in the event the number of shares voted affirmatively does not represent a majority of the required quorum, abstentions and broker non-votes will have the effect of a "no" vote.

Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. If a signed Proxy does not have voting instructions, the subject shares of Common stock will be voted "FOR" the election of the Board of Directors' nominees. Ms. Judi Irving, the designated proxy holder (the "Proxyholder"), is a member of the Company's management.

The Securities and Exchange Commission (the "SEC") has amended its rule governing a company's ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. As a result of that rule change, in the event a shareholder proposal was not submitted to the Company prior to April 2, 2003, the enclosed Proxy would confer authority on the Proxyholder to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no shareholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholder in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstance arise which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

Procedures for Shareholder Nominations
--------------------------------------
The Board of Directors does not have a standing nominating committee. Nominations for the election of directors may be made by the directors or any shareholder entitled to vote in the election of directors. However, a shareholder may nominate a person for election as a director at a meeting only if written notice of such shareholder's intent to make such nomination has been given to the secretary of the Company no later than the latter to occur of either (a) 90 days in advance of such meeting, or (b) the seventh day following the first public announcement of the date of such meeting. Each such notice must include: (1) the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated; (2) a representation that the shareholder is a beneficial owner of stock of the corporation entitled to vote at the meeting, and that the shareholder intends to appear in person or by proxy at the meeting and to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;(4) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had the nominee been nominated,or intended to be nominated, by the Board of Directors; and (5) the consent of each intended nominee named in the notice to serve as a director of the Company if so elected. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Company. The chairman of any meeting of shareholders shall direct that any nomination not made in accordance with the foregoing procedures will be disregarded.

Cost and Method of Solicitation
-------------------------------

In addition to soliciting Proxies by mail, the Company's officers, directors and other regular employees, without additional compensation and upon Company approval, may solicit Proxies personally or by other appropriate means. The total cost of solicitation of Proxies, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other materials used in this solicitation of Proxies, will be borne by the Company. Although there are no formal agreements to do so, it is anticipated that the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any Proxy soliciting materials to their principals. The total estimated cost of the solicitation of Proxies is $2,500.

Security Ownership of Principal Shareholders and Management
-----------------------------------------------------------

The following table sets forth the beneficial ownership of the Company's Common Stock as of the Record Date by (i) all persons known to the Company to own beneficially more than 5% of the outstanding Common Stock (other than depositories), (ii) each director of the Company, (iii) each person serving as CEO during the 2002 fiscal year, the four most highly compensated executive officers (in terms of salary and bonus) serving at the end of the 2002 fiscal year whose annual salary and bonus exceeded $100,000, and up to two other persons who were not serving on the last day of the 2002 fiscal year but would have been among the four most highly compensated executive officers had they been serving at that time
(the "Named Executive Officers) and (iv) all executive officers and directors of the Company as a group.



                                  Amount and
                                  Nature of
        Name and Address of       Beneficial       Percentage
        Beneficial Owner (1)      Ownership (2)     Owned (3)
        ----------------------    --------------   -----------

        Kudu Partners, LP            455,000 (4)       5.9%
        Alan C. Darlington           290,000 (5)       3.6%
        Julian L. Steffenhagen       160,000 (6)       2.0%
        Terry Van Der Tuuk           150,000 (7)       2.0%
        Robert L. Johnson            105,000 (8)       1.3%
        Stephen P. Wallace            75,000 (8)       1.0%
        Dana E. Belisle               70,000 (9)        *
        Judi Irving                   70,000 (10)       *
        David E. Fractor              36,000 (9)        *
        Wm. Andrew L. Heaton, MD      25,000 (8)        *
        All executive officers       691,000 (11)      8.1%
        and directors as a group (8 persons)
  ____________________

  *    Less than 1%

(1) The address for Kudu Partners, LP is 1900 C.R. 124, Hesperus, CO 81326. The address for Ms. Irving and Messrs. Steffenhagen, Heaton, Johnson, Van Der Tuuk, Wallace, Belisle, Fractor and Darlington is 21101 Oxnard Street, Woodland Hills, CA 91367.
(2) Except as set forth below, the named shareholder has sole voting power and investment power with respect to the shares listed, subject to community property laws where applicable.
(3) Shares of Common Stock, which the person (or group) has the right to acquire within 60 days after the Record Date, are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person
     (or group), but are not deemed to be outstanding as to any other person or group.
(4) According to a Schedule 13D filed with the Securities and Exchange Commission on February 18, 2003, Kudu Partners, LP has sole voting power and investment power.
(5) Includes 270,000 shares of Common Stock issuable upon exercise of currently exercisable warrants.
(6) Includes 145,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.
(7) Includes 125,000 shares held in a trust in which Mr. Van Der Tuuk is trustee and has sole voting power and 25,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.
(8) Represents shares of Common Stock issuable upon exercise of currently exercisable stock options.
(9) Represents shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.
(10) Represents 50,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.
(11) Excludes an aggregate of 264,000 shares, which certain directors and executive officers will have the right to purchase upon the exercise of stock options exercisable in various installments commencing 60 days from the Record Date.



                      PROPOSAL 1
               ELECTION OF DIRECTORS

Directors, Executive Officers and Key Employees
-----------------------------------------------

The Company's Bylaws provide that the number of directors of the Company shall be six until changed by a bylaw duly adopted by the Board of Directors, but shall not be less than five nor more than nine. Each director elected at the Meeting will hold office until the next annual meeting of shareholders and until the election of his or her successor. All nominees have indicated their willingness to serve and, unless otherwise instructed, Proxies will be voted in such a way as to elect as many of these nominees as possible under applicable voting rules. Proxies may not be voted for a greater number of persons than the nominees named in this Proxy Statement. In the event that any nominee is unable to serve, an event that is not anticipated, the Proxies will be voted for the election of any substitute nominee who may be designated by the Board of Directors.

Each of the following persons has been nominated by the Board of Directors for election as a director to hold office until the next annual meeting of shareholders and until the election of his or her successor:

                     Julian L. Steffenhagen
                     Wm. Andrew L. Heaton, MD
                     Judi Irving
                     Robert L. Johnson
                     Terry Van Der Tuuk
                     Stephen P. Wallace

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                   VOTE "FOR" THE NOMINEES.


None of the directors, nominees for director or executive officers was selected pursuant to any arrangements or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company, and except as set forth below, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

The following table sets forth certain information concerning the directors, executive officers and key employees of the Company.

 Name                       Age    Position
----------------------      ---    ------------------------------------------

Julian L.
Steffenhagen (1)(2)         59     Chairman and Director

Judi Irving                 45     President, Chief Executive Officer

Wm. Andrew L. Heaton,MD     55     Director

Robert L. Johnson (1)(2)    64     Director

Terry Van Der Tuuck         62     Director

Stephen P. Wallace (1)(2)   48     Director

Dana E. Belisle             39     Chief Operating Officer

David E. Fractor            43     Chief Financial Officer

Joshua Levy, M.D.           62     National Medical Director
________________

  (1)  Member of the Audit Committee.
  (2)  Member of the Compensation Committee.

Directors
---------

Julian L. Steffenhagen has been a director of the Company since December 1997 and Chairman of the Board since October
2002. Since 1979, Mr. Steffenhagen has held several management positions at Beckman Coulter, Inc., an international manufacturer of laboratory equipment and diagnostic reagents. He is currently the Vice President, Corporate Development and Strategic Planning and Vice President, Point of Care Operations. He earned his Bachelor of Science and Master of Science degrees in mechanical engineering, and his Master of Business Administration degree from the University of Michigan. Mr. Steffenhagen is a member of the Audit Committee and is Chairman of the Compensation Committee.

Wm. Andrew L Heaton, MD has been a director of the Company since May 2003. Since 2000, Dr. Heaton has been a Vice President of the Blood Testing Division of Chiron Corporation, an international provider of nucleic acid and immuno testing to the blood screening market, and is now Regulatory Affairs/ Scientific Affairs and Chief Medical Officer. Prior to joining Chiron, from 1999 to 2000, Dr. Heaton was the Chief Medical Officer of Blood Systems, Inc. and President of Blood Systems Foundation, an allied foundation supporting transfusion research. From 1993 until 1999, Dr. Heaton was President and Chief Executive Officer of Blood Centers of the Pacific. Dr. Heaton received his Bachelor of Arts and Bachelor of Medicine at Trinity College, Dublin University, Dublin, Ireland and his Masters of Medical Pathology from the University of Cape Town Medical School, Cape Town, South Africa. He is certified by the American Board of Pathology for Clinical Pathology and Blood Banking. Dr. Heaton has published numerous articles in the fields of hematology and blood banking and has been a frequent lecturer on blood banking and blood transfusion quality assurance.

Judi Irving was appointed President and Chief Executive Officer and elected to the Board in December 2002. Prior to joining the Company, from 1999 to 2002, Ms. Irving was President and Chief Executive Officer of Health Net of Arizona and Health
Net of Oregon, national health and life insurance organizations. From 1996 to 1999, Ms. Irving was Vice President of Operations and Chief Financial Officer for the Western Region of Prudential Healthcare, a national health insurance provider. Ms. Irving received her Bachelor of Science degree in Management and Accounting from the State University of New York at Binghamton and is a Certified Public Accountant.

Robert L. Johnson has been a director of the Company since April 1999. From 1986 until his retirement in January 2002, Mr. Johnson was the Senior Vice President, Legal and General Counsel of the Catholic Healthcare West hospital system, headquartered in San Francisco, California. Prior to joining Catholic Healthcare West, Mr. Johnson was in the private practice of law and is admitted to practice in the federal and state courts of Arizona and California, as well as the United States Supreme Court. He has been active in various health care related organizations and, in 1995, served as the President of the American Academy of Healthcare Attorneys. Mr. Johnson obtained his LL.B. degree, cum laude, from the University of Arizona. Mr. Johnson is a member of the Audit and Compensation Committees.

Terry Van Der Tuuk has been a director of the Company since
May 2003. Since 1994, Mr. Van Der Tuuk has held the position of Vice Chairman of Graphic Technology, a barcode label company, which was listed on the American Stock Exchange and sold to Nitto-Denko Corporation in 1989. He is also Chairman of Mid-America Merchandising, Inc, a promotional products company, and is President of VanKan, Inc, a Kansas based venture capital firm which invests in privately held companies in the Midwest area. Mr. Van Der Tuuk served on several educational boards, including The Wharton School, University of Pennsylvania, and currently serves on the boards of several privately held companies. Mr. Van Der Tuuk received his Bachelor of Science degree from Michigan State University and his MBA at The Wharton School, University of Pennsylvania.

Stephen P. Wallace has been a director of the Company since June 2001. From 1998 until August 31, 2001, Mr. Wallace was Executive Vice President and Chief Operating Officer of Catellus Development Corporation, a real estate operating company with one of the largest portfolios of developable land in the Western United States. Mr. Wallace was Catellus' Chief Financial Officer from 1995 to 1998. Prior to his employment with Catellus, Mr. Wallace was Chief Financial Officer of Castle and Cooke Homes. Mr. Wallace received his Bachelor of Science degree at the University of Colorado.
Mr. Wallace is Chairman of the Audit Committee and a member of the Compensation Committee.

Officers
--------

David E. Fractor has been Chief Financial Officer of the Company since June 1999. Prior to joining the Company, Mr. Fractor was Chief Financial Officer of the Andwin Corporation, a manufacturer and distributor of medical devices, since 1996. From 1994 through 1996, Mr. Fractor performed consulting services, primarily functioning as interim Chief Financial Officer for emerging public companies. From 1986 through 1994, he was an audit manager at both Deloitte and Touche and Weber, Lipshie & Co., a regional accounting firm. He received his Bachelor of Science degree in Accounting from the University of Southern California and is a Certified Public Accountant.

Dana E. Belisle has been Chief Operating Officer of the Company's nation-wide operations since October 2001. Prior to that, Mr. Belisle was the Chief Operating Officer of the Eastern United States operations. Mr. Belisle joined the Company in connection with the Company's acquisition of the assets of Coral Therapeutics in October 1998. From 1995 to 1998, Mr. Belisle served in various management positions with Coral Therapeutics. From 1990 through 1995, Mr. Belisle was a Clinical Specialist for Haemonetics Corporation, an international manufacturer of automated blood processing systems. Mr. Belisle received his Bachelor of Arts degree in Medical Technology at the University of Maine and is a registered Hemapheresis Specialist.

Key Employees
-------------

Joshua Levy, M.D. was appointed National Medical Director of the Company in March 2000. Since co-founding the Company in 1978, Dr. Levy has been the Company's Medical Director and had served as a member of the Board of Directors from 1978 until 1996. Dr. Levy received his M.D. degree from Albert Einstein College of Medicine. He is certified by the American Board of Internal Medicine and was Adjunct Associate Professor of Medicine at UCLA from 1967 to 1982. He has published numerous scientific articles in the fields of rheumatology and immunology and is a national authority and frequent lecturer on therapeutic hemapheresis.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange
Commission (the "SEC"). Such officers, directors and ten-percent stock holders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely upon review of copies of reports filed with the SEC, each person subject to the reporting requirements of Section 16(a) has filed timely all reports required to be filed in fiscal 2002, with the exception of Ronald Gilcher, a former director, who was delinquent in filing a Form 3 in 2002.

Committees of the Board
-----------------------

The Board of Directors has an Audit Committee and a Compensation Committee, each of which consists of three directors who serve at the discretion of the Board of Directors.

Mr. Wallace chairs the Audit Committee, and its members
are Messrs. Johnson and Steffenhagen, all of whom are
considered "independent" under Rule 4200(a)(15) of the
National Association of Securities Dealers.   The primary
purposes of the Audit Committee are (i) to review and discuss the Company's audited financial statements with management, (ii) discuss with the Company's auditors, information relating to the auditors' judgments about the quality of the Company's accounting principles, (iii) recommend to the Board of Directors whether the Company should include the audited financials in its Annual Report on Form 10-K and (iv) oversee compliance with the SEC requirements for disclosure of auditors' services and activities. The Board of Directors of the Company adopted a written Audit Committee Charter in 2001.

Mr. Steffenhagen chairs the Compensation Committee, and its members are Messrs. Wallace and Johnson. The purposes of the Compensation Committee are (i) to review and recommend to the Board of Directors the salaries, bonuses and perquisites of the Company's executive officers and
(ii) to determine the individuals to whom, and the terms upon which, awards under the Company's incentive programs will be granted.

Meetings and Attendance
-----------------------

The Board of Directors met eleven times during fiscal
2002 and took action by unanimous written consent on five occasions during fiscal 2002. During fiscal 2002, each director attended 100% of the total number of meetings of the Board of Directors with the exception of former Board member, Ronald Gilcher, who attended 91% and Alan Darlington who attended 70% of the Board meetings. Committee members attended 100% of the meetings held by all committees on which they served during fiscal 2002. In 2002, the Audit Committee met five times and the Compensation Committee met three times.

Compensation of Directors
-------------------------

Directors who are not employees of the Company receive
$1,500 for each Board meeting attended and reimbursement of reasonable travel expenses for each Board meeting attended. In December 2002, the Board of Directors authorized fees of $3,000 for the Chairman of the Board for each Board meeting attended. In December 2002, the Board of Directors approved $10,000 in additional fees to Mr. Julian Steffenhagen for his additional duties while the Company was without a Chief Executive Officer. The Company does not compensate Committee members for meetings attended.


Each person who has not previously served as a director of the Company and who is initially elected or appointed as a non-employee director is granted a vested option to purchase 25,000 shares of the Company's Common Stock at an exercise price of the closing price on the date of grant. Additionally, outside directors receive a vested stock option grant of 25,000 shares of Common Stock for each year of service at an exercise price of the closing price on the date of grant. In December 2002, the Board of Directors approved an annual, vested stock option grant to purchase 50,000 shares of Common Stock to the Chairman of the Board at an exercise price of the closing price on the date of grant.

Executive Compensation
----------------------

The following table sets forth information concerning all cash and non-cash compensation earned by, awarded to, or paid by the Company to its Named Executive Officers for the fiscal years ended December 31, 2002, 2001 and 2000.

                     SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                         Annual Compensation             Compensation
                                --------------------------------------   -----------
                                                        Other Annual     Securities   All Other
 Name and                       Salary       Bonus     Compensation      Underlying  Compensation
Principal Position      Year     ($)          ($)       ($)              Options       ($)(2)
-------------------     -----   --------     -------   ---------------   ----------  ------------
Alan C. Darlington,     2002    $150,000           -                 -            -  $237,500
Executive Chairman and  2001    $200,000           -                 -      100,000         -
Chief Executive Officer 2000    $200,000     $80,000                 -            -         -
(3)

Judi Irving,            2002    $  7,700           -                 -      200,000         -
President and Chief     2001           -           -                 -            -         -
Executive Officer (4)   2000           -           -                 -            -         -

Dana E. Belisle,        2002    $141,155           -                 -       50,000   $  3,500
Chief Operating Officer 2001    $122,000           -                 -       50,000   $  3,500
                        2000    $110,000     $20,000                 -            -   $  3,000

David E> Fractor,       2002    $120,000           -                 -       20,000   $  3,000
Chief Financial Officer 2001    $120,000           -                 -       20,000   $  3,300
                        2000    $110,000     $10,000                 -            -   $  2,900

Joshua Levy,            2002    $200,000           -                 -            -   $  2,800
Nat'l Medical Doctor    2001    $201,000     $29,000                 -            -   $  4,300
                        2000    $187,000     $10,000                 -        50,000  $  4,300

__________



(1)  During fiscal 2000, 2001 and 2002, the Named Executive
     Officers received personal benefits, including but not limited to an automobile allowance, the aggregate amounts of which for each Named Executive Officer did not exceed the lesser of $50,000or 10% of the total of the annual salary and bonus reported for such Named Executive Officer in such years.
(2) "All Other Compensation" consists of Company contributions to its Employee Salary Deferral Plan 401(k) except for Mr. Darlington who received $237,500 in severance which is payable through September 2003. See Footnote 3.
(3)  Mr. Darlington's employment with HemaCare ended as of September
     28, 2002. Under the terms of his Separation Agreement, Mr. Darlington will receive a severance amount of $237,500 payable over a period of one year following the separation date, and upon cancellation of vested stock options, received warrants to purchase 270,000 shares of the Company's Common Stock (See complete discussion under Employment Agreements and Services Agreements).
     In 2002, he received $50,000 as part of his severance compensation.
(4) Ms. Irving was appointed President and Chief Executive Officer in December 2002.


Employment Agreements and Services Agreements
---------------------------------------------

Pursuant to a Services Agreement effective as of March 10, 1999
(the "Darlington Agreement"), Alan C. Darlington was engaged as the Company's Executive Chairman. The Darlington Agreement required Mr. Darlington to devote substantially all his time to the business of the Company. The Darlington Agreement provided for an annual salary of $200,000 with an annual bonus based upon the Company's annual net income growth (the "Bonus Payment"), as well as an option to purchase up to 250,000 shares of the Company's Common Stock at a price of $0.41 per share. Mr. Darlington separated from the Company on September 28, 2002, and in accordance with the terms of the Darlington Agreement, he is entitled to severance equal to $237,500. Mr. Darlington's severance is being paid over a period of one year following the separation date, of which $50,000 was paid in 2002. On March 23, 2001, Mr. Darlington was granted stock options to purchase 100,000 shares of the Company's Common Stock at the market price on the date of grant ($1.20), subject to certain vesting requirements. All of the 250,000 stock options issued pursuant to the Darlington Agreement and 20,000 stock options from the March 23,

2001 option grant were vested as of the separation date. In partial consideration for canceling these options, Mr. Darlington received 250,000 warrants to purchase shares of the Company's Common Stock at $0.60 per share and 20,000 warrants to purchase shares of the Company's Common Stock at $1.20 per share. All such of warrants have four-year lives from the date of grant. As additional consideration for the warrants, Mr. Darlington's severance was reduced by $20,000.

Pursuant to an Employment Agreement dated March 22, 2000 (the "Levy Agreement"), Joshua Levy has been employed as the Company's National Medical Director. Dr. Levy is a co-founder of HemaCare Corporation and has been the medical director of the Company since its inception. The Levy Agreement provides that Dr. Levy receive an annual salary of $200,000 and a bonus equal to ten percent (10%) of the increase, if any, in the Company's net operating profits from therapeutic apheresis services over the prior year, excluding any consideration of therapeutic apheresis treatments rendered by the Company to patients of Dr. Levy's medical practice. Such bonus shall be in addition to any other bonus awarded at the discretion of the Board of Directors.
In the event Dr. Levy is terminated by the Company without "cause"
(as defined in the Levy Agreement), the Levy Agreement provides that the Company shall pay Dr. Levy his then current salary and provide the benefits as described in the Levy Agreement for twelve months after termination. In the event of a Change of Control and
(i) Dr. Levy is terminated without cause or (ii) the principal place of business of the Company is changed from Southern California within twelve months after a "change in control" (as defined in the Levy Agreement), Dr. Levy is entitled to receive two times the severance provided in the previous sentence. The term of the Levy Agreement shall be one year and shall be renewed automatically for subsequent one year terms unless written notice of termination is given by either party to the other not less than ninety (90) days before the end of the initial term or any subsequent one year renewal term. In 2002, Dr. Levy was granted a $600 per month car allowance.

Pursuant to a Letter Agreement dated December 6, 2002 (the "Irving Agreement"), Judi Irving is employed as the Company's President and Chief Executive Officer. The Irving Agreement provides that
Ms. Irving receive an annual salary of $200,000 and a $1,000 per month car allowance. In 2003, Ms. Irving will receive a minimum bonus of $45,000 with a potential of up to 40% of her base salary based on achieving profit targets and other objectives. Additionally, Ms. Irving was granted a 10-year stock option to purchase up to 200,000 shares of the Company's Common Stock, vesting over 4 years, at an exercise price of $0.32, the closing price of the Company's stock on her day of hire. In the event Ms. Irving's employment is terminated by the Company for any reason, she will receive a separation payment equal to her then current annual base salary; unless it is determined her termination is due to fraud or illegal activities. In the event Ms. Irving elects to leave the Company within 90 days of a change of control, she will receive
200% of her separation payment.

In March 2000, the Compensation Committee approved severance packages for David Fractor, the Company's Chief Financial Officer,
JoAnn Mannise, the Company's Corporate Secretary, and Linda McDermott, the Company's Human Resources Director. The Company has agreed that upon a change in control of the Company and the subsequent termination of their employment, such individuals would receive termination payments equal to 12 months of their annual compensation.


Employee Salary Deferral Plan
-----------------------------

In 1990, the Company adopted an Employee Salary Deferral Plan
(the "Employee Deferral Plan"), which is intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. To be eligible, an employee must have been employed by the Company for at least one year.  The Employee Deferral
Plan permits employees who have completed one year of service to defer from 1% to 15% of their annual compensation into the Employee Deferral Plan. Additional annual contributions may be made at the discretion of the Company and a 50% matching contribution may be made by the Company, in cash or Company stock, up to a maximum of 5% of a participating employee's annual compensation. In 2002, the Company elected to make the match
contribution in cash.   The Company match has a vesting period
of five years.

Stock Option Plan
-----------------

In 1996, the Board of Directors, with shareholder approval, adopted the Company's 1996 Stock Incentive Plan (the "1996 Plan"). The purposes of the 1996 Plan are to (i) enable the Company to attract, motivate and retain top-quality directors, officers, employees, consultants and advisors, (ii) provide substantial incentives for such persons to act in the best interests of the shareholders of the Company, and (iii) reward extraordinary effort by such persons on behalf of the Company. The 1996 Plan provides for awards in the form of stock options, which may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options, or restricted stock. The total number of shares of Common Stock available for distribution under the 1996 Plan is 2,000,000, however, no award may be made at any time if, after giving effect to such award, the total number of shares of Common Stock issuable upon exercise of all outstanding options and warrants of the Company (whether or not under the 1996 Plan) plus the total number of shares of Common Stock called for under any stock bonus or similar plan of the Company (including shares of Common Stock underlying awards under the 1996 Plan) would exceed 30% of the total number of shares of Common Stock outstanding at the time of such award. As of the Record Date, there were options outstanding under the 1996 Plan for 1,359,000 of Common Stock with exercise prices ranging from $0.32 to $2.44 and with expiration dates ranging from March 20, 2007 to May 8, 2013. As of June 16, 2003, 251,000 shares of
Common Stock had been issued upon exercise of stock options granted under the 1996 Plan.

Stock Option Grants, Exercises, Holdings and Repricings
-------------------------------------------------------

The following three tables set forth information concerning stock options granted to or exercised by the Named Executive
Officers and key employees during fiscal 2002 and the unexercised stock options held by them as of December 31, 2002 and the repricing of stock options during the ten years ended December 31, 2002.

                       OPTION/SAR GRANTS IN FISCAL 2002


                        Individual Grants
             ---------------------------------------
                                                                    Potential Realizable
                                                                      Value at Assumed
             Number of     % of Total                               Annual Rates of Stock
             Securities    Options/SARs                             Price Appreciation for
             Underlying    Granted to                                  Option Term(4)
             Options/SARs  Employees in     Exercise  Expiration
Name         Granted(1)    Fiscal Year(2)   Price(3)    Date         5%          10%
-----------  -----------   -------------    --------   -------     -------     -------
Judi Irving    200,000        35.09%        $0.32      12/18/12    $40,249     $102,000

Dana E.
Belisle         50,000         8.78%        $1.09       3/24/12    $34,275     $ 86,859

David E.
Fractor         20,000         3.51%        $1.09       3/24/12    $13,710     $ 34,744

Alan C.
Darlington (5) 270,000        47.37%        $0.64       9/28/06    $37,498     $ 80,753
-----------


(1) The stock options issued to Judi Irving vest at a rate of 25% per year starting on March 1, 2003. The stock options granted to Dana E. Belisle and David E. Fractor vest at a rate of 20% per year starting one year from the date of grant.
(2) Options to purchase 300,000 shares and warrants to purchase 270,000 shares were granted during 2002.
(3) All option grants were at the fair market value on the date of grant, except for Alan Darlington (See Footnote 5).
(4) The "Potential Realizable Value" is the product of (a) the difference between (i) the product of the closing sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 2002. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

 (5) In connection with Mr. Darlington's separation from the Company on September 28, 2002, the Company cancelled 250,000 fully vested stock options with an exercise price of $0.41 and 100,000 stock options, of which 20,000 options were vested, with an exercise price of $1.20. The Company issued fully vested warrants to purchase 250,000 shares of Common Stock with an exercise price of $0.60 and warrants to purchase 20,000 shares of Common Stock with an exercise price of $1.20. As additional consideration for the warrants, Mr. Darlington's severance was reduced by $20,000.



             AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2002
               AND FISCAL 2002 YEAR-END OPTION/SAR VALUES

No options were exercised by Named Executive Officers in fiscal 2002. The Company has no outstanding stock appreciate rights ("SARs").

                                       Number of Securities
                                      Underlying Unexercised  Value of Unexercised
                                        Options at Fiscal     In-the-Money Options at
                                           Year-end             Fiscal Year-end(1)
                                        -----------------      ------------------

                Shares         Value
              Acquired on     Realized    Exer-    Unexer-      Exer-      Unexer-
Name          Exercise (#)      ($)     ciseable   cisable     cisable     cisable
-----------  -------------   ---------  --------   -------     -------     -------

Judi Irving    --                --          --    200,000     $     --    $ 26,000

Joshua Levy    --                --     100,000     50,000     $     --    $     --

Dana E.
Belisle        --                --      31,000     104,000    $     --    $     --

David E.
Fractor        --                --      22,000     48,000     $     --    $     --

____________


(1) The value of unexercised "in-the-money" options is the difference between the closing bid price of the Common Stock on the OTC Bulletin Board at the close of business on December 31, 2002 ($0.45 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

                             TEN-YEAR OPTION/SAR REPRICINGS

                                                                                  Length of
                            Securities                                            Original
                            Underlying     Market Price   Exercise                Option Term
                             Number of     of Stock at    Price at                Remaining at
                            Options/SARs     Time of      Time of      New         Date of
                             Repricing or   Repricing or  Repricing or Exercise   Repricing or
Name (1)             Date       Amended       Amending     Amendment    Price      Amendment
------------        ------    ----------     --------     ---------    -----      ----------
Sharon Kaiser       5/1/98	 7,500 	     $0.68 	  $1.50        $0.68      9 years
Hal Lieberman (2)   12/2/97	 125,000     $0.72        $1.50        $1.50      9 years
Alan Darlington (3) 3/10/99	 55,000      $0.41 	  $1.69        $0.41      8 years
Alan Darlington (4) 9/28/02	 250,000     $0.55 	  $0.41        $0.60      7 years
Alan Darlington (5) 9/28/02	 100,000     $0.55 	  $1.20        $1.20      9 years

_________________
(1) Sharon Kaiser was the Chief Financial Officer and Hal Lieberman was the Chief Executive Officer. Alan Darlington was an outside director when he was awarded 55,000 options and Chairman of the Board when the 55,000 options were repriced.
(2) Mr. Lieberman's options would have expired three months after his May 31, 1998 separation from the Company. These options were extended through June 30, 2001, in exchange for Mr. Lieberman remaining as the Company's Chief Executive Officer through May 31,1998.
(3 These options were granted while Mr. Darlington was an outside director and were canceled when he became Chairman of the Board. These options were replaced with 250,000 options that were priced at $0.41 per share and had a 10-year life.

(4) These options were canceled at the time of Mr. Darlington's separation and were replaced with warrants to purchase 250,000 shares for a four-year period.
(5) These options were cancelled at the time of Mr. Darlington's separation and were replaced with warrants to purchase 20,000 shares for a four-year period.


Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

The Compensation Committee is composed entirely of non-employee directors, none of whom are affiliates of the Company. Messrs.
Stephen Wallace, Robert L. Johnson and Julian L. Steffenhagen are currently members of the Compensation Committee. Mr. Steffenhagen was appointed Chairman of the Committee in June 2002.


         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Report of the Compensation Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1933 (the
"Securities Act") or under the Securities Exchange Act of 1934
(the "Exchange Act").

The Compensation Committee (the "Committee") reviews and recommends to the Board of Directors the compensation and other terms and conditions of employment of the executive officers of the Company, as well as incentive plan guidelines for Company employees generally. The Committee is composed entirely of non-employee directors.

The policies underlying the Committee's compensation decisions are designed to attract and retain the best-qualified management personnel available. The Company compensates its executive officers primarily through salaries. The Company, at its discretion, may, as it has in other years, reward executive officers through bonus programs based on profitability and other objectively measurable performance factors. Additionally, the Company uses stock options to compensate its executives and other key employees.

In establishing executive compensation, the Committee evaluates individual performance as it impacts overall Company performance with particular focus on an individual's contribution to the realization of operating profits and the achievement of strategic business goals, including the timely development and introduction of products and the creation of markets in new geographic territories. The Committee further attempts to rationalize a particular executive's compensation with that of other executive officers of the Company in an effort to distribute compensation fairly among the executive officers.

Although the components of executive compensation (salary, bonus and option grants) are reviewed separately, compensation decisions are made based on a review of total compensation. The number of shares covered by option grants is determined in the context of this review.

Pursuant to his services agreement, Mr. Darlington received an annual salary of $200,000 and was eligible for an annual bonus based upon the Company's annual net income growth (the "Bonus Payment"). In connection with his service agreement, Mr. Darlington was granted stock options to purchase up to 250,000 shares of the Company's Common Stock, subject to certain vesting requirements as set forth in the Services Agreement. In March 2001, Mr. Darlington received a bonus of $80,000 for fiscal 2000, and a stock option to purchase up to 100,000 shares of Common Stock at market price on date of grant, subject to certain vesting requirements. Mr. Darlington did not receive a bonus payment for fiscal 2001 or 2002 because certain milestones described in the Darlington agreement were not met.

Dr. Levy, pursuant to his employment agreement, receives an annual salary of $200,000 and a bonus equal to ten percent (10%) of the increase, if any, in the Company's net operating profits from therapeutic apheresis services over the prior year, excluding any consideration of therapeutic apheresis treatments rendered by the Company to patients of Dr. Levy's medical practice. Dr. Levy received a bonus of $29,000 for fiscal 2001 and did not receive a bonus for fiscal 2002.

In March 2002, Mr. Belisle received a salary increase to $145,000 per year and a stock option to purchase 50,000 shares of Common Stock at market price on date of grant, subject to certain vesting requirements. Mr. Belisle did not receive a bonus for fiscal 2002.

In March 2002, Mr. Fractor received a stock option to purchase
20,000 shares of Common Stock at market price on date of grant, subject to certain vesting requirements. Mr. Fractor did not receive a bonus in fiscal 2002.

Ms. Irving, pursuant to a letter of employment, receives an annual salary of $200,000 and a minimum bonus of $45,000 in 2003 with a potential of up to 40% of her base salary based on achieving profit targets and other objectives.

At the time of his separation, Mr. Darlington had 250,000 fully vested options to purchase the Company's Common Stock with an exercise price of $0.41. The exercise price was approximately equal to the market price of the Company's stock at the time of separation. Additionally, Mr. Darlington had options to purchase an additional 100,000 shares of the Company's Common Stock with an exercise price of $1.20 per share, of which 20,000 options were vested. All unvested options would have terminated on the date of separation, and all vested options would have expired 90 days from the separation date. Since the Company's Common Stock is thinly traded, the exercise of these options and subsequent sale of Common Stock would most likely have a negative effect on the price of the Company's Common Stock. Accordingly, the Compensation Committee recommended to the Company's Board of Directors to cancel all of Mr. Darlington's stock options and reduce the cash portion of his compensation by $20,000 in exchange for the issuance of warrants to purchase 250,000 shares with an exercise price $0.60 per share and an additional
20,000 shares at $1.20 per share. All such warrants will be exercisable for four years, and the shares purchased pursuant to the warrants, if any, will not be registered under the Securities Act.

Since the Company's historical levels of executive compensation have been substantially less than $1,000,000 per employee annually, the Committee has not yet established a policy with respect to qualifying compensation to the Company's executive officers for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Compensation Committee
----------------------
Julian L. Steffenhagen, Chairman
Robert L. Johnson
Stephen P. Wallace
March 27, 2003


                   REPORT OF AUDIT COMMITTEE

The Report of the Audit Committee of the Board of Directors shall not be deemed filed under the Securities Act or under the Exchange Act.

The Board of Directors maintains an Audit Committee comprised of three of the Company's directors. Each member of the Audit Committee is considered "independent" under Rule 4200(a)(15) of the National Association of Securities Dealers. Management is responsible for the preparation of the Company's financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

   -	Reviewed and discussed with management the audited
        financial statements contained in the Company's Annual Report on Form 10-K for fiscal 2002 including, but not limited to, explanations for significant trends and variations in accounts between years, critical accounting policies and areas of judgment, and all alternative treatments of financial information within generally accepted accounting principals; and

   -	Obtained from management their representation that the
	Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The independent auditors are responsible for performing an audit of the Company's financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company's financial statements present fairly, in all material respects, the Company's financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States.

The Audit committee is responsible for selecting and periodically evaluating the performance of the outside auditor and, if necessary, recommending that the Board replace the outside auditor.

In fulfilling its oversight responsibilities, the Audit Committee:

    -	Discussed with the independent auditors the matters
        required to be discussed by Statement of Auditing
        Standards No. 61 ("Communication with Audit Committees"),
        and
    -	Received and discussed with the independent auditors the
        written disclosure and the letter from the independent auditors required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and whether the rendering of the non-audit services provided by them to the Company during fiscal 2002 was compatible with their independence.

The Audit Committee operates under a written charter, which was adopted by the Board of Directors and is assessed annually for adequacy by the Audit Committee. The Audit Committee held five meetings during fiscal 2002. The Audit Committee evaluates its charter at least once each year and submits any recommended changes to the Board.

In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company's financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's auditors are independent.

Based upon the reviews and discussions described above, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Audit Committee
----------------
Stephen P. Wallace, Chairman
Robert L. Johnson
Julian L. Steffenhagen
May 28, 2003


Performance Graph
-----------------

Set forth below is a graph comparing the yearly cumulative total shareholder return on the Company's Common Stock, with the yearly cumulative total return on (a) the NASDAQ Stock
Market (U.S. Companies) Index and (b) the NASDAQ Health Services Stock Index. The graph assumes $100 invested on December 31, 1997 in each of the Company's Common Stock, the NASDAQ Stock Market Index and the NASDAQ Health Services Index. The comparison assumes that all dividends are reinvested.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.


        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL OF SHAREHOLDER RETURN

		 12/31/97     12/31/98    12/31/99   12/31/00   12/31/01   12/31/02
                 --------     --------    --------   --------   --------   --------
HemaCare
Corporation      100.00       96.65       139.97     306.63     351.96     89.59

Nasdaq Stock
Market           100.00       140.99      261.48     157.77     125.16     86.53
(U.S. Companies)

Nasdaq Health
Services Sotcks  100.00        84.77       68.19      93.60     101.20     87.20

Certain Relationships and Related Transactions
----------------------------------------------

Joshua Levy, M.D., the National Medical Director of the
Company, through his private practice in Sherman Oaks, California, treats patients who require therapeutic services.
Sales by the Company to hospital customers for therapeutic services provided to Dr. Levy's patients amounted to approximately 2% of the Company's revenues in each of the three years ended December 31, 2002. There are no agreements between Dr. Levy and the Company's hospital customers that require the hospitals to select the Company to provide therapeutic services to the hospital's patients.

                  INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP has audited the Company's financial statements for the fiscal year ended December 31, 2002. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

The Audit Committee considered whether Ernst & Young LLP's provision of any professional services other than its audit of our annual financial statements and reviews of quarterly financial statements is compatible with maintaining such auditor's independence.


The Company has not selected its principal accountant for the fiscal year ending December 31, 2003. The Audit Committee is evaluating the performance of the Company's independent auditors and has not reached any conclusions as of this date.

For fiscal 2002, the aggregate professional fees for the annual audit and interim quarterly reviews performed by the Company's independent public accountants are as follows:

	                                 Year ended
                                         December 31,
                                            2002
                                         ------------
Audit Fees and Expenses
  Year-End Audit	                 $  50,700
  Quarterly Reviews	                    16,700
                                         ------------
        Total Audit Fees and Expenses	    66,700
Tax Compliance Fees and Expenses	    52,100
Tax Consulting Fees and Expenses	     3,237
                                         -------------
         Total Fees and Expenses	  $122,037


During fiscal 2002, the Company did not engage its independent public accountants to perform financial information systems design and implementation.


                      PROPOSALS OF SHAREHOLDERS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the proxy statement for the Company's 2004 annual meeting of shareholders must be submitted by a shareholder prior to February 19, 2004, in a form that complies with applicable regulations. Recently, the SEC amended its rule governing a company's ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. As a result of that rule change, in the event a shareholder proposal is not submitted to the Company prior to April 2, 2003 the proxies solicited by the Board of Directors for the 2003 annual meeting of shareholders will confer authority on the proxyholder to vote the shares in accordance with her best judgment and discretion if the proposal is presented at the 2003 annual meeting of shareholders without any discussion of the proposal in the proxy statement for such meeting.

                             ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Ernst & Young, LLP, the Company's independent auditors.

The Company will provide a copy of the exhibits to its Annual
Report on Form 10-K for the fiscal year ended December 31, 2002 upon the written request of any beneficial owner of the Company's securities as of the Record Date and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Company c/o JoAnn Mannise, Corporate Secretary, at 21101 Oxnard Street, Woodland Hills, California 91367. Exhibits are available at no charge on the SEC's website, www.sec.gov.

                        OTHER BUSINESS

While the Notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the Meeting, other than as set forth above. If, however, other matters are properly brought before the meeting, including, among other things, a proposal to adjourn the meeting to another time or place to solicit additional proxies in favor of the recommendations of the Board of Directors, the Proxyholder intends to vote the shares represented by the Proxies in favor of such proposals, and the authority to do so is included in the Proxy.

SHAREHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN
THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED,TO
WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              By Order of the Board of Directors,

			      HEMACARE CORPORATION


                              /S/ JoAnn R. Mannise
                              -----------------------
                              JoAnn R. Mannise


Woodland Hills, CA
June 16, 2003

REVOCABLE PROXY

                            HEMACARE CORPORATION
                Annual Meeting of Shareholders August 13, 2003

The undersigned shareholder(s) of HemaCare Corporation (the "Company") appoints Judi Irving, as proxy, with the power to appoint her respective substitutes and authorizes her to represent and to vote, as designated below (including, as to the election of directors, the discretionary authority to cumulate votes), all the shares of Common Stock of the Company held of record by the undersigned on June 16, 2003 at the annual meeting of shareholders to be held on August 13, 2003 or any adjournment or postponement thereof.

1.	ELECTION OF DIRECTORS:
Please mark only one box per nominee. If no vote is indicated for any nominees this Proxy will be voted for the election of such nominee.

                           Vote For	Withhold Authority to Vote
                           --------     --------------------------
JULIAN L. STEFFENHAGEN       / /                  / /
WM. ANDREW L. HEATON, MD     / /                  / /
JUDI IRVING                  / /                  / /
ROBERT L. JOHNSON            / /                  / /
TERRY VAN DER TUUK           / /                  / /
STEPHEN P. WALLACE           / /                  / /

2.	OTHER BUSINESS:
In their discretion, the proxyholders are authorized to transact such other business as properly may come before the Meeting and any adjournment or postponement thereof.

			/ / For   / / Against  / / Abstain



                   (Continued and to be signed on back)
               ----------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS
PRESENTED AT THE MEETING, INCLUDING, AMONG OTHER THINGS, A PROPOSAL TO ADJOURN OR POSTPONE THE MEETING, THIS PROXY SHALL BE VOTED BY THE
PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A
MAJORITY OF THE BOARD OF DIRECTORS.


The undersigned hereby ratifies and confirms that said attorneys and Proxyholder, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice.

This Proxy will be voted "FOR" the election of all nominees whose names appear above unless authority to do so is withheld.
PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE
IN THE POSTAGE PREPAID ENVELOPE PROVIDED.


Dated:..............................., 2003



                               _______________________________


                               _______________________________
                                 (Signature if jointly held)